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                                                                     Exhibit 5.1

                        [Letterhead of Alston & Bird LLP]

                                December 16, 2003

Accredo Health, Incorporated
1640 Century Center Parkway, Suite 101
Memphis, TN 38134


   Re:      Form S-8 Registration Statement -
            Accredo Health, Incorporated Executive Deferred Compensation Plan

Ladies and Gentlemen:

         We have acted as counsel for Accredo Health, Incorporated, a Delaware corporation (the "Corporation"), in connection with the referenced Registration Statement on Form S-8 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering $15,000,000 of deferred compensation obligations that may be issued by the Corporation under the Accredo Health, Incorporated Executive Deferred Compensation Plan (the "Plan"). This Opinion Letter is rendered pursuant to Item 8 of Form S-8 and Item 601(b)(5) of Regulation S-K.

         We have examined the Plan, the Amended and Restated Certificate of Incorporation, as amended, of the Corporation, the Amended and Restated Bylaws of the Corporation, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials, including without limitation, the Company's representation to us that it has established and will maintain the Plan as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees, as determined under Sections 201(2), 301(3), and 401(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or



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Accredo Health Incorporated
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for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         Our opinion set forth below is limited to Title I of ERISA and the laws of the State of Delaware, and we do not express any opinion herein concerning any other laws.

         Based on the foregoing, we are of the opinion that:

         (i) the Company has been duly authorized to incur the deferred compensation obligations, and the deferred compensation obligations, when incurred in accordance with terms and conditions of the Plan, will be valid obligations of the Company to make payment to the holders thereof in accordance with the terms and conditions of the Plan;

         (ii) the Plan is exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA (respectively, requirements regarding participation and vesting, funding, and fiduciary responsibility), and the plan document for the Plan complies with the provisions of ERISA from which the Plan is not exempt, including Part 5 of Subtitle B of Title I of ERISA (requirements regarding administration and enforcement).

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                    Sincerely,

                                    ALSTON & BIRD LLP


                                    By: /s/ Laura G. Thatcher
                                        ------------------------------
                                        Laura G. Thatcher, Partner



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